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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     April 22, 2004



                         Tarragon Realty Investors, Inc.
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             (Exact name of registrant as specified in its charter)



          Nevada                        0-8003                  94-2432628
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(State or other jurisdiction          (Commission             (IRS Employer
    of Incorporation)                 File Number)          Identification No.)




              1775 Broadway, 23rd Floor, New York, New York 10019
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code   212-949-5000



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          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On April 22, 2004, the Board of Directors of Tarragon Realty Investors, Inc. ("Tarragon" or the "Registrant") increased the number of directors from eight to nine, and elected Richard S. Frary to fill the vacancy created by the increase.

         Mr. Frary, age 56, is one of the founding partners in 1990 of Tallwood Associates, Inc. ("Tallwood"), a New York City-based private investment firm. Prior to organization of Tallwood, Mr. Frary was for eleven years (from July 1979 to January 1990) a Managing Director of Drexel Burnham Lambert, Inc., where he headed the Corporate Finance Department's real estate group and was a member of the Department's Executive Committee. Mr. Frary also has experience with a big eight accounting firm (June 1971 through January 1974), a national homebuilder (January 1974 through September 1976) and served as Chief Financial Officer of a New York Stock Exchange-listed real estate investment trust (September 1976 to July 1979). Mr. Frary holds a Masters of Business Administration from Harvard Business School and is a Certified Public Accountant. Mr. Frary is a trustee of The Johns Hopkins University.

         Richard S. Frary is a member of Ansonia LLC, a New York limited liability company, of which Robert P. Rothenberg, Eileen Swenson and Saul Spitz, each an employee of the Registrant, are also members. Ansonia LLC, in turn, is a limited partner of Ansonia Apartments LP, a Delaware limited partnership in which the general partner is a subsidiary of the Registrant. Mr. Frary is also a 10% member of Ansonia Liberty LLC, a Connecticut limited liability company in which the Registrant is an 89% member and a subsidiary of the Registrant is a 1% member and the manager. Mr. Frary is also a member holding a 20% interest, and the Registrant holds the other 80% interest and is the manager in Tarragon Calistoga LLC, a Nevada limited liability company, which owns member interests in other entities, which in turn own property and resort developments in California.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: May 4, 2004              TARRAGON REALTY INVESTORS, INC.


                                         By:     /s/ Erin Pickens
                                             -----------------------------------
                                              Erin Pickens
                                              Executive Vice President and
                                              Chief Financial Officer



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